Exhibit 3.13

ARTICLES OF INCORPORATION
OF
ARNOLDS INC.

        I, the undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the laws of the State of Arkansas, particularly Act 576 of the Acts of Arkansas for the year 1965, effective January 1, 1966, do hereby certify as follows:

        FIRST:    The name of the Corporation is ARNOLDS INC.

        SECOND:    The nature of the business and objects and purposes to be transacted, promoted and carried on are to do any and all of the things herein mentioned as fully and to the same extent as natural persons might or could do, in any part of the world, viz:

          (a)   To engage in the business of buying, selling, exchanging, and otherwise dealing in, wholesale, retail, and otherwise, barber shop and beauty shop supplies and equipment and all activities related thereto.

          (b)   To do all such other things as are incidental or conducive to the statement of the above objects or purposes, or any of them, or necessary or incidental to the protection or benefits of the Corporation; and to transact any other kind of business that may seem to the Corporation capable of being conveniently carried on in connection with any of the purposes or objects above specified or calculated either directly or indirectly or enhance the value of, or render profitable any of the Corporation's properties or rights, or to be beneficial or desirable for the stockholders of the Corporation, not contrary to the laws of the State, and whether or not of the same nature as, or similar nature to, any of the purposes hereinbefore expressed.

        THIRD:    The period of existence of this Corporation shall be perpetual.

        FOURTH:    The principal office or place of business of this Corporation shall be located at 8103 Interstate 30, Little Rock, Pulaski County, Arkansas.

        FIFTH:    The registered office of this Corporation shall be 8103 Interstate 30, Little Rock, Pulaski County, Arkansas, and the name of the registered agent at said address is Katherine K. Bradley.

        SIXTH:    The amount of authorized capital stock of this Corporation shall be 1,500 shares of no-par value common stock and 1,500 shares of non-voting, six percent (6%) cumulative preferred stock of $100 par value. The holder of any class of stock issued by the Corporation shall have the preemptive right, as such holder, to subscribe for or to acquire from the Corporation any stock of any class, whether such stock be a part of the initial authorized stock or a part of any future increase thereof or of any class of stock hereafter authorized or any warrant, right or other option to acquire any security issued or to be issued by the Corporation or bond, note, debenture or other security, whether or not convertible into stock of the Corporation and whether or not bearing any voting rights, which the Corporation may from time to time issue.

        SEVENTH:    The amount of capital with which this Corporation shall begin business is Three Hundred Dollars ($300.00).

        EIGHTH:    The name and post office address of the incorporator and the number of shares of capital stock subscribed by her is as follows:

NAME	POST OFFICE ADDRESS	NO. OF SHARES
KATHERINE K. BRADLEY	8103 Interstate 30 Little Rock, Arkansas	Common Stock: 1 Cumulative Preferred Stock: 0

        NINTH:    The initial Board of Directors of the Corporation shall be composed of three (3) persons who shall serve until the next annual meeting of the shareholders or until their successors be elected and qualify.

        IN WITNESS WHEREOF, I have hereunto set my hand this 27 day of December, 1976.

/s/Katherine K. Bradley Katherine K. Bradley

State of Arkansas—Office of the Secretary of State

Certificate of Amendment

Arnolds, Inc.
_______________________________________________

Created and existing under and by virtue of the laws of the State of Arkansas, by its President and its Secretary,

        Harry J. Aburrow and Katherine Bradley, respectively.

DOES HERE CERTIFY:

A.
That a written or printed notice setting forth the proposed Amendment was given to each shareholder entitled to vote thereon within the time and manner as provided in the "Arkansas Business Corporation Act" (Act 576 of 1965), and that this Amendment(s) is filed pursuant to said Act.

B.
That a special (or regular) meeting o the stockholders of said corporation, duly called and held at the office of the Company, in the City of Little Rock Sate of Arkansas, on                                 , 1984, the Amendment to the Articles of Incorporation, as herein stated, was (were) offered and adopted.

C.
That the number of shares outstanding are 227, and the number of shares entitled to vote thereon are 227 (100%). The number of shares which voted for are 227. The number of shares which voted against are 0. (If the shares are entitled to vote thereon as a class, the designation and number of outstanding shares entitled to vote thereon of each such class, and the number of shares of each class which voted for an against are required.)

D.
That the following Articles(s) of the Articles of Incorporation of this corporation were amended, Articles FIRST,                                 ,                                 , to read as follows:

        "FIRST:    The name of the Corporation is Arnold's, Inc."

        IN WITNESS WHEREOF, the said Corporation, Arnolds, Inc. has caused its corporate name to be subscribed by its President, who hereby verifies that the statements contained in the foregoing Certificate of Amendment are true and correct to the best of his/her knowledge and beliefs, and its corporate seal hereto affixed and duly attested by its Secretary, on this                                 date,                                , 1984.

Corporate Seal

Arnolds, Inc.
/s/Harry J. Aburrow President, Harry J. Aburrow
8103 I-30 Little Rock, AR 72209
ATTEST:
/s/Katherine K. Bradley Secretary, Katherine K. Bradley

(Acknowledgement optional

INSTRUCTIONS:    File in Duplicate with Paul Riviere, Secretary of State, State Capitol, Little Rock, Arkansas 72201, with fee of $15.00. Duplicate copy will be returned to the above address which should be filed with the County Clerk of the County where the corporation "s registered office is located, within 60 days of the filling herewith (other than Pulaski County).

FILED June 14, 1984 Paul Riviere Secretary of State

ARTICLES OF AMENDMENT OF
THE ARTICLES OF INCORPORATION
OF ARNOLD'S INC.

        Arnold's Inc., a corporation organized and existing under the laws of the State of Arkansas by its President and Secretary, do hereby certify:

        A.    The name of the corporation filing these Articles of Amendment is Arnold's Inc. (the "Corporation").

        B.    The amendment (the "Amendment") to the Articles of Incorporation of the Corporation as heretofore amended, effected by these Articles of Amendment is to add a new Article FIRST as follows, and to redesignate the succeeding Articles as is appropriate:

    FIRST:    ADOPTION OF ARKANSAS BUSINESS CORPORATION ACT. The provisions of Title 4, Chapter 27 of the Arkansas Code of 1987 Annotated, as may be amended or otherwise modified (the "Arkansas Business Corporation Act"), shall apply to the Corporation and these Articles of Incorporation.

        C.    The date of the adoption by the shareholders of the foregoing Amendment is August 17, 2000.

        D.    The Common Stock of the Corporation was entitled to vote on said Amendment as a class. On the date of the adoption of said Amendment, there were 232.886 shares of Common Stock outstanding, each share of which was entitled to vote thereon. Shareholder action on the Amendment was taken by a consent in writing signed by all of the shareholders of Common Stock in lieu of a meeting of those shareholders, pursuant to Section 4-26-710 of the Arkansas Business Corporation Act of 1965, and the Corporation's By-Laws..

        E.    The Common Stock voted unanimously for said Amendment.

        F.     No exchange, reclassification or cancellation of issued shares is provided for in said Amendment.

        G.    No change in the amount of stated capital of the Corporation will be effected by said Amendment.

        IN WITNESS WHEREOF, Harry J. Aburrow, as President of the Corporation, and Katherine K. Bradley, as Secretary of the Corporation, have executed these Articles of Amendment and have set their hands hereunto on the 17th day of August, 2000.

ARNOLDS, INC.
	By:	/s/Harry Aburrow Harry Aburrow, President
Attest:
/s/Katherine K. Bradley Katherine K. Bradley, Secretary

VERIFICATION

STATE OF ARKANSAS	)
	)	ss
COUNTY OF PULASKI	)

        We, Harry J. Aburrow and Katherine K. Bradley, the President and Secretary respectively of Arnolds, Inc., being first duly sworn, do hereby state on oath that we have read the foregoing Articles of Amendment and that the matters set forth therein are true and correct, and we, therefore, subscribe this verification this 17th day of August, 2000.

/s/Harry J. Aburrow Harry J. Aburrow
/s/Katherine K. Bradley Katherine K. Bradley

        SUBSCRIBED AND SWORN to before me, a Notary Public, on this 18th day of August, 2000.

/s/Lori M. Andrews Notary Public
My Commission Expires: 8/18/10